Exhibit 99.3

Dycom Industries, Inc.
Non-GAAP Reconciliations
Q3 2021

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services, adjusted independently for each comparative period for the additional week in the fourth quarter of fiscal 2016, the quarter ended July 30, 2016, as a result of the Company’s 52/53 week fiscal year. Non-GAAP Organic Contract Revenue (decline) growth is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year periods. Management believes organic (decline) growth is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Non-GAAP Adjusted Net Income - GAAP net income before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items. Management believes Non-GAAP Adjusted Net Income is a helpful measure for comparing the Company’s operating performance with prior periods.

•Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding.

•Notional Net Debt - Notional net debt is a Non-GAAP financial measure that is calculated by subtracting cash and equivalents from the aggregate face amount of outstanding long-term debt. Management believes notional net debt is a helpful measure to assess the Company’s liquidity.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

•Non-cash amortization of debt discount on Notes - The Company’s 0.75% convertible senior notes due September 2021 (the “Notes”) were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company excludes the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•Goodwill impairment charge - The Company incurred a goodwill impairment charge of $53.3 million for a reporting unit that performs installation services inside third party premises. Management believes excluding the goodwill impairment charge from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Gain on debt extinguishment - During the nine months ended October 24, 2020, the Company recognized a gain on debt extinguishment of $12.0 million in connection with its purchase of $401.7 million aggregate principal amount of 0.75% convertible senior notes due September 2021 for $371.4 million, including interest and fees. Management believes excluding the gain on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Charge for warranty costs - During the quarter ended April 27, 2019, the Company recorded an $8.2 million pre-tax charge for estimated warranty costs for work performed for a customer in prior periods. The Company excludes the impact of this charge from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results in the current period.

•Recovery of previously reserved accounts receivable and contract assets - During the quarter ended April 27, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets based on collections from a customer. The Company excludes the impact of this recovery from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results.

•Tax impact of the vesting and exercise of share-based awards - The Company excludes certain tax impacts resulting from the vesting and exercise of share-based awards as these amounts may vary significantly from period to period. Excluding these amounts from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.

•Tax effect from a net operating loss carryback under enacted CARES Act - For the quarter ended April 25, 2020, the Company recognized an income tax benefit of $2.6 million from a net operating loss carryback under the enacted U.S. Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The Company excludes this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•Tax impact of previous tax year filing - During the quarter ended July 27, 2019, the Company recognized an income tax expense of $1.1 million on a previous tax year filing. The Company excludes this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from acquired businesses[1]	Revenues from storm restoration services	Additional week as a result of our 52/53 week fiscal year[3]	Non-GAAP - Organic Revenues	Growth (Decline)%
						GAAP %	Non-GAAP - Organic %
Quarter Ended October 24, 2020	$810.3	$—	$(8.9)	$—	$801.4	(8.4)%	(9.4)%
Quarter Ended October 26, 2019	$884.1	$—	$—	$—	$884.1

Nine Months Ended October 24, 2020	$2,448.5	$—	$(8.9)	$—	$2,439.6	(5.9)%	(6.1)%
Nine Months Ended October 26, 2019	$2,602.1	$—	$(4.7)	$—	$2,597.4

Four Quarters Ended
January 25, 2020	$3,339.7	$(26.6)	$(4.7)	$—	$3,308.3	6.8%	8.3%
January 26, 2019	$3,127.7	$(29.6)	$(42.9)	$—	$3,055.3

January 26, 2019	$3,127.7	$(69.9)	$(42.9)	$—	$3,014.9	5.0%	3.6%
January 27, 2018[2]	$2,977.9	$(32.3)	$(35.1)	$—	$2,910.5

January 27, 2018[2]	$2,977.9	$(87.3)	$(35.1)	$—	$2,855.5	0.8%	(0.2)%
January 28, 2017[2]	$2,954.2	$(37.3)	$—	$(56.0)	$2,860.9

July 29, 2017	$3,066.9	$(214.9)	$—	$—	$2,851.9	14.8%	14.1%
July 30, 2016	$2,672.5	$(119.8)	$—	$(53.5)	$2,499.2

July 30, 2016	$2,672.5	$(159.0)	$—	$(52.9)	$2,460.7	32.2%	22.7%
July 25, 2015	$2,022.3	$(17.7)	$—	$—	$2,004.7

July 25, 2015	$2,022.3	$(40.4)	$—	$—	$1,982.0	11.6%	9.6%
July 26, 2014	$1,811.6	$(2.8)	$—	$—	$1,808.8

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues - Certain Customers
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from storm restoration services	Non-GAAP - Organic Revenues	Growth (Decline)%
Quarter Ended				GAAP %	Non-GAAP - Organic %

Comcast
October 24, 2020	$143.6	$(0.5)	$143.2	9.4%	9.0%
October 26, 2019	$131.3	$—	$131.3

Top 5 Customers[4]
October 24, 2020	$580.5	$(2.4)	$578.1	(15.0)%	(15.4)%
October 26, 2019	$683.2	$—	$683.2

All Other Customers (excluding Top 5 Customers)
October 24, 2020	$229.7	$(6.5)	$223.3	14.3%	11.1%
October 26, 2019	$200.9	$—	$200.9

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Adjusted EBITDA
Unaudited
(Dollars in thousands)

	Quarter Ended
	October 24, 2020	October 26, 2019
Net income	$33,926	$24,229
Interest expense, net	4,710	13,128
Provision for income taxes	12,032	6,556
Depreciation and amortization	42,313	47,356
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	92,981	91,269
Gain on sale of fixed assets	(4,001)	(2,241)
Stock-based compensation expense	3,796	2,694
Non-GAAP Adjusted EBITDA	$92,776	$91,722
Non-GAAP Adjusted EBITDA % of contract revenues	11.5%	10.4%

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings Per Share
Unaudited
(Dollars and shares in thousands, except per share amounts)

	Quarter Ended October 24, 2020
	GAAP	Reconciling Items	Non-GAAP Adjusted
Contract revenues	$810,256	$—	$810,256
Costs of earned revenues, excluding depreciation and amortization	658,355	—	658,355
General and administrative	62,628	—	62,628
Depreciation and amortization	42,313	—	42,313
Total	763,296	—	763,296
Interest expense, net[5]	(4,710)	643	(4,067)
Other income, net	3,708	—	3,708
Income before income taxes	45,958	643	46,601
Provision for income taxes[6]	12,032	210	12,242
Net income	$33,926	$433	$34,359

Diluted earnings per common share	$1.05	$0.01	$1.06

Shares used in computing diluted earnings per common share	32,425	—	32,425

	Quarter Ended October 26, 2019
	GAAP	Reconciling Items	Non-GAAP Adjusted
Contract revenues	$884,115	$—	$884,115
Costs of earned revenues, excluding depreciation and amortization	724,378	—	724,378
General and administrative	69,875	—	69,875
Depreciation and amortization	47,356	—	47,356
Total	841,609	—	841,609
Interest expense, net[5]	(13,128)	5,068	(8,060)
Other income, net	1,407	—	1,407
Income before income taxes	30,785	5,068	35,853
Provision for income taxes[6]	6,556	1,231	7,787
Net income	$24,229	$3,837	$28,066

Diluted earnings per common share	$0.76	$0.12	$0.88

Shares used in computing diluted earnings per common share	31,827	—	31,827

Note: Amounts above may not add due to rounding.

Notes to Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

1 Amounts represent contract revenues from acquired businesses that were not owned for the full period in both the current and comparable prior periods, including any contract revenues from storm restoration services for these acquired businesses.
2 Due to the change in the Company’s fiscal year end, the Company’s fiscal 2018 six month transition period consisted of Q1 2018 and Q2 2018. Amounts provided for the Four Quarters Ended January 27, 2018 represent the aggregate of Q3 2017, Q4 2017, Q1 2018, and Q2 2018, and amounts provided for the Four Quarters Ended January 28, 2017 represent the aggregate of Q3 2016, Q4 2016, Q1 2017, and Q2 2017, for comparative purposes to other twelve month periods presented.
3 The Company has a 52/53 week fiscal year. All four-quarter periods presented contain 52 weeks except for those that include the quarter ended July 30, 2016 which contained an additional week of operations. The Non-GAAP adjustment for the additional week of operations is calculated independently for each four-quarter period presented that includes the quarter ended July 30, 2016. The impact of the additional week of operations for the quarter ended July 30, 2016 is calculated as (i) contract revenues less, (ii) contract revenues from acquired businesses in each comparative period, (iii) divided by 14 weeks.
4 Top 5 Customers included Verizon, Comcast, Lumen (formerly known as CenturyLink, Inc.), AT&T, and Windstream for the quarters ended October 24, 2020 and October 26, 2019.
5 Non-GAAP Adjusted Interest expense, net excludes the non-cash amortization of the debt discount associated with the Notes.
6 Non-GAAP Adjusted Provision for income taxes reflects the tax related impact of all pre-tax adjustments as well as the tax effects of the vesting and exercise of share-based awards.